Exhibit 10.11
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This Second Amendment (the “Amendment”) to the Employment Agreement dated January 15, 2015, as amended by the First Amendment to Employment Agreement, executed March _____, 2020, (the “First Amendment”, the First Amendment and the Employment Agreement, collectively, the “Agreement”) by and between Everi Payments Inc., formerly known as Global Cash Access Inc., a Delaware corporation (the “Company”), and wholly owned subsidiary of Everi Holdings Inc., a Delaware corporation (“Everi Holdings”), and Edward Peters (the “Executive”) is made as of the date of Executive’s signature below (the “Effective Date”).
R E C I T A L S
A.Due to the COVID-19 global pandemic, the U.S. Government’s related declaration of a National Emergency, the Company has requested, and Executive has agreed, to maintain the same level of duties through May 31, 2020;

B.As such, the Company and Executive desire to amend the Agreement to reflect the terms of the such agreement and the consideration related thereto.

AMENDMENT

NOW, THEREFORE, based on the foregoing recitals and in consideration of the commitments set forth below, the Parties agree as follows:

1. Definitions and Interpretation. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement amended hereby.

2.Amendments.

a.Section 3.b. of the First Amendment is hereby deleted in its entirety and replaced by the following:
“Executive’s salary will be amended as follows:
i.For the period of the Effective Date through May 31, 2020, Executive will receive his current salary and benefits; and
ii.For the period of June 1, 2020 through the Termination Date, Executive will receive salary equal to $5,000 per month and his current benefits; and”

b.Section 3.d. of the First Amendment is hereby deleted in its entirety and replaced by the following:
“With regard to all vested and unexercised stock options that Executive may beneficially own as of September 30, 2020, all Equity Award agreements related thereto shall be amended to provide Executive until two (2) years following the Termination Date to exercise such stock options.”

3.Conflicting Terms. In the event of any inconsistency or conflict by and among the Agreement and this Amendment, the terms and conditions of this Amendment shall govern and control.

4.Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the Parties with respect to the subject matter hereof. All previous discussions and agreements with respect to the subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first set forth above.

EVERI PAYMENTS INC.		EXECUTIVE

By:	/s/ Michael D. Rumbolz	/s/ Edward A. Peters
	Michael D. Rumbolz	Edward Peters
Chief Executive Officer